Exhibit 99.1

HCI Group Reports Fourth Quarter and Full Year 2018 Results

TAMPA, Fla. – March 7, 2019 – HCI Group, Inc. (NYSE:HCI), a holding company primarily engaged in homeowners insurance, with additional operations in reinsurance, real estate and information technology, reported results for the three and twelve months ended December 31, 2018.

Fourth Quarter 2018 - Financial Results

In the fourth quarter, the company had a net loss of $8.5 million or $0.95 loss per common share compared with net income of $12.1 million or $1.14 diluted earnings per common share in the fourth quarter of 2017. There were two primary reasons for the change: a pre-tax loss of $16.5 million for Hurricane Michael and a pre-tax $5.7 million unrealized investment loss on equity securities.

Adjusted net loss (a non-GAAP financial measure which excludes unrealized gains and losses on equity securities) for the quarter was $4.2 million or $0.48 per share. The company has included in this press release an explanation of adjusted net income/loss as well as a reconciliation to net income/loss and earnings/loss per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross premiums written were down 6% from $46.6 million in the fourth quarter of 2017 to $43.6 million for the fourth quarter of 2018; for the same period, gross premiums written for TypTap were up 100%.

Consolidated gross premiums earned were down 3% from $87.9 million in the fourth quarter of 2017 to $85.2 million for the fourth quarter of 2018; for the same period, gross premiums earned for TypTap were up 70%.

Fourth Quarter 2018 - Financial Ratios

The loss ratio (defined as losses and loss adjustment expenses related to gross premiums earned) for the fourth quarter of 2018 was 49.4% compared with 26.4% for the fourth quarter of 2017, primarily due to Hurricane Michael.

The combined ratio (total of all expenses in relation to net premiums earned) was 122.0% for the fourth quarter of 2018 compared with 80.1% in the fourth quarter of 2017, primarily due to Hurricane Michael.

Full Year 2018 - Financial Results

For the full year 2018, net income totaled $17.7 million or $2.34 diluted earnings per common share compared with a net loss of $6.9 million or $0.75 loss per common share in 2017. The primary reason for the improvement was a $56.3 million reduction in losses and loss adjustment expenses offset by a $10.2 million net unrealized investment loss related to the change in the value of equity securities. Adjusted net income for the year was $25.3 million or $3.23 per fully diluted share. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross premiums written for the year declined 3% from $347.3 million in 2017 to $336.4 million in 2018; gross premiums written for TypTap increased 67%.

Consolidated gross premiums earned for the year declined 4% from $358.3 million in 2017 to $343.1 million in 2018; gross premiums earned for TypTap increased 102%.

Full Year 2018 - Financial Ratios

The loss ratio for 2018 was 31.9% compared with 46.2% for 2017 for the reasons explained above.

The combined ratio for 2018 was 95.8% compared with 115.8% for 2017 primarily due to the decline in the loss ratio as explained above.

Book value per share, defined as shareholders’ equity divided by common shares outstanding, was $21.71 at December 31, 2018 compared with $22.14 at December 31, 2017.

Management Commentary

“We remain excited about our business model, and believe our technology and underwriting expertise will provide us with a competitive advantage as we deliver profitable growth,” said Paresh Patel, HCI Group’s chairman and chief executive officer.

Conference Call

HCI Group will hold a conference call later today, March 7, 2019, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management’s presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.hcigroup.com.

Listen-only toll-free number: 866-682-6100

Listen-only international number: 862-298-0702

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through April 7, 2019.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 43357

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners’ insurance, reinsurance, real estate and information technology services. The company’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is a leading provider of property and casualty insurance in the state of Florida.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 Index and the S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Kevin Mitchell, Senior Vice President of Investor Relations

HCI Group, Inc.

Tel (813) 405-3603

kmitchell@hcigroup.com

Investor Relations Contact:

Matt Glover or Najim Mostamand, CFA

Liolios Group, Inc.

Tel (949) 574-3860

HCI@liolios.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At December, 2018	At December 31, 2017
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $184,670 and $235,633, respectively)	$182,723	237,484
Equity securities, at fair value (cost: $45,671 and $54,282, respectively)	41,143	59,956
Short-term investments, at fair value	66,479	—
Limited partnership investments, at equity	32,293	23,184
Investment in unconsolidated joint venture, at equity	845	1,304
Assets held for sale	9,810	—
Real estate investments	54,490	58,358

Total investments	387,783	380,286
Cash and cash equivalents	239,458	255,884
Restricted cash	700	809
Accrued interest and dividends receivable	1,792	1,983
Income taxes receivable	971	16,192
Premiums receivable	16,667	17,807
Prepaid reinsurance premiums	17,932	22,286
Reinsurance recoverable:
Paid losses and loss adjustment expenses	11,151	2,344
Unpaid losses and loss adjustment expenses	112,760	100,760
Deferred policy acquisition costs	16,507	16,712
Property and equipment, net	13,338	12,465
Intangible assets, net	4,800	4,995
Other assets	9,004	9,741

Total assets	$832,863	842,264

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$207,586	198,578
Unearned premiums	157,729	164,896
Advance premiums	6,192	4,948
Assumed reinsurance balances payable	14	15
Accrued expenses	6,483	6,035
Reinsurance recovered in advance on unpaid losses	—	13,885
Deferred income taxes, net	1,068	1,890
Long-term debt	250,150	237,835
Other liabilities	22,200	20,207

Total liabilities	651,422	648,289

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value, 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 8,356,730 and 8,762,416 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively)	—	—
Additional paid-in capital	—	—
Retained income	182,894	189,409
Accumulated other comprehensive (loss) income, net of taxes	(1,453)	4,566

Total stockholders’ equity	181,441	193,975

Total liabilities and stockholders’ equity	$832,863	842,264

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue
Gross premiums earned	$85,211	87,877	343,065	358,253
Premiums ceded	(32,453)	(32,106)	(129,643)	(133,635)

Net premiums earned	52,758	55,771	213,422	224,618
Net investment income	4,910	2,917	16,581	11,439
Net realized investment gains (losses)	(337)	2,070	6,183	4,346
Net unrealized investment (losses) gains	(5,655)	18	(10,202)	92
Net other-than-temporary impairment losses	—	(603)	(80)	(1,467)
Policy fee income	826	901	3,389	3,622
Other	495	549	1,999	1,756

Total revenue	52,997	61,623	231,292	244,406

Expenses
Losses and loss adjustment expenses	42,101	23,204	109,328	165,629
Policy acquisition and other underwriting expenses	9,795	10,018	38,943	39,663
General and administrative personnel expenses	5,004	4,106	25,908	25,127
Interest expense	4,569	4,439	18,096	16,767
Loss on repurchases of senior notes	—	—	—	743
Impairment Loss	—	—	—	38
Other operating expenses	2,873	2,909	12,115	12,063

Total expenses	64,342	44,676	204,390	260,030

Income (loss) before income taxes	(11,345)	16,947	26,902	(15,624)
Income tax expense (benefit)	(2,879)	4,856	9,177	(8,731)

Net income	$(8,466)	12,091	17,725	(6,893)

Basic earnings (loss) per share	$(0.95)	1.37	2.34	(0.75)

Diluted earnings (loss) per share	$(0.95)	1.14	2.34	(0.75)

Dividends per share	$0.375	0.35	1.475	1.40

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Year Ended
GAAP	December 31, 2018			December 31, 2018
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net (loss) income	$(8,466)			$17,725
Less: Loss attributable to participating securities*	1,095			717

Basic Earnings Per Share:
(Loss) income allocated to common stockholders	(7,371)	7,720	$(0.95)	18,442	7,878	$2.34

Effect of Dilutive Securities:**
Stock options	—	—		—	17

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$(7,371)	7,720	$(0.95)	$18,442	7,895	$2.34

*

Loss attributable to participating securities included the reclassification of cumulative dividends paid on certain restricted stock with market based vesting conditions from retained income to expense.

**	Convertible senior notes were excluded due to antidilutive effect.

Non-GAAP Financial Measures

Adjusted net income/loss is a non-GAAP financial measure that removes from net income/loss the effect of unrealized gains and losses on equity securities that are required to be included in results of operations in accordance with a new accounting standard effective January 1, 2018. HCI Group believes net income/loss without the effect of volatility in equity prices is more comparable to prior period operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP net income/loss to non-GAAP Adjusted net income/loss and GAAP diluted earnings/loss per share to non-GAAP Adjusted diluted earnings/loss per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended December 31, 2018		Year Ended December 31, 2018
GAAP Net (loss) income		$(8,466)		$17,725
Add back: Net unrealized investment losses	$5,655		$10,202
Less: Tax effect at 25.345%	$(1,433)		$(2,586)

Net adjustment to Net (loss) income		$4,222		$7,616

Non-GAAP Adjusted Net (loss) income		$(4,244)		$25,341

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Year Ended
Non-GAAP	December 31, 2018			December 31, 2018
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$(4,244)			$25,341
Less: Loss attributable to participating securities*	564			168

Basic Earnings Per Share before unrealized gains/losses on equity securities:
(Loss) income allocated to common stockholders	(3,680)	7,720	$(0.48)	25,509	7,878	$3.24

Effect of Dilutive Securities:
Stock options	—	—		—	17

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
(Loss) income available to common stockholders and assumed conversions	$(3,680)	7,720	$(0.48)	$25,509	7,895	$3.23

*

Loss attributable to participating securities included the reclassification of cumulative dividends paid on certain restricted stock with market based vesting conditions from retained income to expense.

**	Convertible senior notes were excluded due to antidilutive effect.

Reconciliation of GAAP Diluted EPS to non-GAAP Adjusted Diluted EPS

	Three Months Ended December 31, 2018		Year Ended December 31, 2018
GAAP diluted Earnings Per Share		$(0.95)		$2.34
Add back: Net unrealized investment losses	$0.73		$1.29
Less: Tax effect at 25.345%	$(0.26)		$(0.40)

Net adjustment to GAAP diluted EPS		$0.47		$0.89

Non-GAAP Adjusted diluted EPS		$(0.48)		$3.23